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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-06297) of ArthroCare Corporation, of our report dated January 27, 1999 appearing on page 40 of this Form 10-K. We also consent to the application of such report to the Financial Statement Schedule for the three years ended January 2, 1999 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also include these schedules.


PricewaterhouseCoopers LLP
San Jose, California
April 2, 1999